Exhibit 32.2

Certification of Principal Financial Officer

Under Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

The undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, in her capacity as the Principal Financial Officer of EPL Oil & Gas, Inc. (the “Company”), that the Annual Report of the Company on Form 10-K for the year ended December 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o(d)), as amended, and that the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Tiffany J. Thom
Tiffany J. Thom
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: February 27, 2014